Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 30, 2007, relating to the financial statements of Silicon Motion Technology Corporation appearing in the Annual Report on Form 20-F of Silicon Motion Technology Corporation for the year ended December 31, 2006, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche

Taipei, Taiwan

Republic of China

October 1, 2007